Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our audit reports dated July 15, 2015 and our review report dated July 15, 2015 relating to the financial statements of Nixle, LLC, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Werdann Devito LLC

Clark, New Jersey

September 12, 2016